PROACTIVE MONEY MANAGEMENT, INC. CODE OF ETHICS

Proactive Money Management, Inc., a Missouri corporation ("PMM"), hereby adopts this Code of Ethics (the "Code") as of December 11, 2006, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act") and Rule 204-2 of the Investment Advisers Act of 1940.

I.

DEFINITIONS

A.

An "Access Person" means any director, officer or employee of PMM.

B.

An "Advisory Person" means any employee of PMM who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by an account or an Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with PMM who obtains information regarding the purchase or sale of securities.

C.

"Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

D.

"Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

E.

The "Review Officer" is the person designated by PMM's Board of Directors to monitor the overall compliance with this Code.  In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of PMM.

F.

The "Preclearance Officer" is the person designated by PMM's Board of Directors to provide preclearance of any personal security transaction as required by this Code of Ethics.

G.

"Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

H.

"Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board of Directors of PMM, shares of registered open-end investment companies, and stock index futures.

I.

A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

J.

"Investment Company" (collectively, the "Investment Companies") means a company registered as such under the 1940 Act and for which Proactive Money Management, Inc. is the investment adviser.

II.

STATEMENT OF GENERAL PRINCIPLES

PMM shall provide each supervised person with a copy of the Code of Ethics, and any amendments, and each supervised person shall provide PMM with written acknowledgement of receipt of the Code of Ethics within 10 days of becoming a supervised person.  Supervised persons will also provide annual certifications as addressed later.

Supervised persons shall follow the Code of Ethics as well as complying with all applicable federal securities laws.  Supervised persons are also to report any violations of the Code of Ethics promptly to the CCO or other designee.

The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

Each Access Person shall adhere to the highest ethical standards and shall:

A.

at all times, place the interests of the accounts and the Investment Companies before his personal interests;

B.

conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

C.

not take any inappropriate advantage of his position with or on behalf of the accounts or the Investment Companies.

III.

RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.

Blackout Periods

1.

No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known an account or an Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

2.

No Advisory Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after an Investment Company trades (or has traded) in that security.

B.

Initial Public Offerings

With regard to acquiring any security in an initial public offering for the personal account of an Advisory Person, he or she shall

1.

obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for an account or an Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for any acquisition of securities in an initial public offering; and

2.

after authorization to acquire securities in an initial public offering has been obtained, disclose such personal investment, with respect to any subsequent consideration by an account or an Investment Company for investment in that issuer.

C.

Private Placements

With regard to private placements, each Advisory Person shall:

1.

obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for an account or an Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for any acquisition of securities in a private placement; and

2.

after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by an account or an Investment Company for investment in that issuer.

If an account or an Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

D.

Short-Term Trading Profits

With regard to the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) securities of which an Advisory Person has beneficial ownership, each Advisory Person shall:

1.

obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for the closing transaction (whether a purchase or sale) which would result in the short-term profit; and

2.

after authorization to purchase or sell such securities has been obtained, disclose such personal investment with respect to any subsequent consideration by an account or an Investment Company for investment in that issuer.

E.

Gifts

No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of an account or an Investment Company.

F.

Service as a Director

1.

No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of PMM and the boards of trustees of the Investment Companies, based upon a determination that such board service would be consistent with the interests of the accounts, the Investment Companies and their investors.

2.

If  board service of an Advisory Person is authorized by the Board of Directors of PMM and the boards of trustees of the Investment Companies, such Advisory Person shall be isolated from the investment making decisions of the accounts and the Investment Companies with respect to the company of which he is a director.

G.

Exempted Transactions

The prohibition of Section III shall not apply to:

1.

purchases or sales effected in any account over which the Access Person has no direct or indirect influence  or control;

2.

purchases or sales that are non-volitional on the part of the Access Person, an account or an Investment Company, including mergers, recapitalizations or similar transactions;

3.

purchases which are part of an automatic dividend reinvestment plan;

4.

purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

5.

purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to an account or an Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by an account or an Investment Company or (c) not representing any danger of the abuses prescribed by Rule 17j-1 of the Act or Rule 204-2 of the Investment Adviser's Act of 1940, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by an account or an Investment Company.

IV.

COMPLIANCE PROCEDURES

A.

Pre-clearance

An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

1.

such purchase or sale has been approved by the Preclearance Officer;

2.

the approved transaction is completed on the same day approval is received; and

3.

the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

B.

Reporting

1.

Coverage:  Each Access Person shall file with the Review Officer confidential quarterly reports containing the information required in Section IV.B.1. of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

2.

Filings:  Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

a.

the date of the transaction, the title and the number of shares and the principal amount of each security involved;

b.

the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.

the price at which the transaction was effected; and

d.

the name of the broker, dealer or bank with or through whom the transaction was effected.

3.

Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

4.

Confirmations:  All Advisory Persons shall direct their brokers to supply the Review Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

C.

Review

In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.G.  Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

D.

Disclosures of Personal Holdings

1.

All Access Persons shall disclose all personal securities holdings within 10 days of  commencement of employment.

2.

At least once each 12-month period (normally in December of each year) each access person shall submit a revised holdings report with information current no more than 30 days prior to the date of submission of the report.

E.

Certification of Compliance

Each Access Person is required to certify annually that he or she has received read and understood this Code and recognizes that he or she is subject to this Code.  Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of this Code.

V.

REVIEW BY THE BOARD OF DIRECTORS

At least annually, the Review Officer shall report to the Board of Directors of PMM regarding:

A.

All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

B.

Any recommended changes to this Code or procedures; and

C.

A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VI.

SANCTIONS

If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors of PMM and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator.  All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors of PMM and, if applicable, the board of trustees of the Investment Company with respect to whose securities the violation occurred.

VII.

MISCELLANEOUS

A.

Access Persons

The Review Officer will identify all Access Persons who are under a duty to make reports to PMM and will inform such persons of such duty.  Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

B.

Records

PMM shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

1.

a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.

a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3.

a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

4.

a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

C.

Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

D.

Interpretation of Provisions

The Board of Directors of PMM may from time to time adopt such interpretations of this Code as it deems appropriate.

VIII.

PROCEDURES FOR THE DETECTION AND PREVENTION OF THE MISUSE OF MATERIAL, NON-PUBLIC INFORMATION

In furtherance of the objectives of the Insider Trading and Securities Fraud Enforcement  Act of 1988 (the “Insider Trading Act”) and Article III, Section 27 of the NASD’s Rules of Fair Practice, the Firm has established the following policies and procedures designed to detect and prevent the misuse of material, non-public information (as hereinafter defined).  Given the potential liability to which both the Firm and its personnel are subject under the Insider Trading Act, it is critical that all employees thoroughly familiarize themselves with these procedures.  Questions should be directed to the CCO.

Prohibition Against Misuse of Material, Non-Public Information

A.

SEC Rule 10b-5 makes it unlawful for any person to misuse, either directly or indirectly, any material, non-public information.  Partners, employees, and associated persons who are in possession of any material, non-public information are prohibited from:

a.

Purchasing or selling such securities for their own accounts or for accounts in which they have a beneficial interest or over which they have the power;

b.

Soliciting the Customers’ orders to purchase or sell the securities;

c.

Issuing research reports, recommendations or comments which could be construed as recommendations; or

d.

Disclosing such information or any conclusions based thereon to any other person in or outside the Firm, except as set forth in Section C below.

B.

“Material, non-public information” is any information which has not been publicly disseminated and which a reasonable investor might consider important in making an investment decision.  Examples of the types of information that are likely to be deemed “material” include, but are not limited to, the following:

a.

Dividend increases or decreases;

b.

Earnings estimates or material changes in previously released earnings estimates;

c.

Significant expansion or curtailment of operations;

d.

Significant increase or decrease in revenues;

e.

Significant merger or acquisition proposals or agreements, including tender offers;

f.

Significant new products or discoveries;

g.

Extraordinary borrowing;

h.

Major litigation;

i.

Liquidity problems;

j.

Extraordinary management developments; and

k.

Purchase and sale of substantial assets.

C.

Controls on information and implementation of a “Chinese Wall.”  The Firm and/or associated persons may participate in an underwriting activity on behalf of retail and institutional Clients which may result in the receipt of material non-public information.  It is good practice, therefore, to exercise caution in discussing one’s work with family, friends, and colleagues.  Discussions in the office should be limited to a “need to know” basis.  Substantive discussions should be avoided in restaurants, elevators, and other public places where conversations may be overheard.  Care should also be exercised in using, transporting, and disposing of written materials, including drafts and notes.  The following specific policies and procedures to prevent the dissemination of material, non-public information acquired in the course of the Firm’s business, which are collectively referred to in the securities industry as a “Chinese Wall,” have been adopted and shall become effective immediately.

1.

Material, non-public information may not be communicated to any person except the President, CCO, counsel for the Firm, or other employees of the Firm whom the CCO determines need such information to carry out their professional responsibilities.  In the case of material, non-public information about an issuer obtained in connection with the engagement by such issuer of the Firm, such information may be communicated to the issuer and such other parties as the issuer may permit.  Such persons must treat the information confidentially and are subject to the restrictions in Section A above.

2.

All such information which is in written form should be placed in file cabinets or in desks at all times when not being used.

3.

Any offices in which such information is maintained shall be locked at all times when not occupied.

4.

If such information is computerized, access to the computer files and computerized information will be restricted by the use of codes or other means determined by the CCO.

5.

A “restricted list” is a current list of securities in which solicited Customer trades, proprietary trading, trading in employee accounts, and the dissemination of research (under certain conditions) are restricted or prohibited shall be established and maintained by the CCO.  Securities shall be placed on the “restricted” list by the CCO upon notification that the Firm has, or is likely to receive, material nonpublic information.  This includes publicly announced deals for which the firm has been engaged to provide investment banking services.  The “restricted” list shall be distributed to all employees.  Under no circumstances may the contents of or the reasons for a security’s inclusion on the “restricted” list be disclosed outside the Firm and shall be disclosed within the Firm only on a “need to know” basis.

6.

A “watch” list is a current list of securities that generally do not carry trading restrictions, but whose trading is subject to close scrutiny by the CCO.  It shall be established and maintained by the CCO.  Securities shall be placed on the “watch” list by the CCO and he/she shall monitor proprietary, Customer and employee trading in the securities on the “watch” list and shall also monitor the production of research reports on such securities.  As in the case of the restricted list, details of the “watch” list should be kept highly confidential.  Securities of publicly traded companies who have engaged the firm for investment banking services shall be placed on the “watch” list.

Aside from these procedures and policies, if an employee obtains information that he/she has any reason to believe may constitute material, non-public information, such information should be brought immediately to the attention of the CCO.